TOTAL RESEARCH CORPORATION
                               5 Independence Way
                           Princeton, New Jersey 08543
                           ---------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


                               TABLE OF CONTENTS

                                                                           Page

                  General Information

                  Board of Directors Proposal No. 1
                     Election of Directors

                  Board Committees

                  Director Compensation

                  Director and Executive Officer Stock Ownership

                  Information Concerning Executive
                     Officers

                  Report of the Compensation Committee on
                     Executive Compensation

                  Executive Compensation

                  Stock Performance Graph

                  Certain Relationships and Related Transactions

                  Agreements with Directors

                  Board of Directors Proposal No. 2
                     Approval of Amendments to 1995 Stock Option Incentive
                          Plan

                  Board of Directors Proposal No. 3
                     Ratification of Appointment of Independent Auditors

                  Fiscal Year 1998 Annual Report and Form 10-KSB

                  Additional Information

                                   IMPORTANT

STOCKHOLDERS ARE REQUESTED TO DATE, SIGN AND MAIL THE ENCLOSED PROXY. A POSTAGE PAID ENVELOPE IS PROVIDED

                           TOTAL RESEARCH CORPORATION
                               5 INDEPENDENCE WAY
                           PRINCETON, NEW JERSEY 08543

                                 PROXY STATEMENT


                               GENERAL INFORMATION
                               -------------------

Who may vote
------------

Shareholders of Total Research Corporation ("Total Research" or the "Company"), as recorded in our stock register on November 6, 1998, may vote at the meeting.

How to vote
-----------

You may vote in person at the meeting or by proxy. We recommend you vote by proxy even if you plan to attend the meeting. You can always change your vote at the meeting.

How proxies work
----------------

The Company's Board of Directors (the "Board") is asking for your proxy. Giving us your proxy means you authorize us to vote your shares at the meeting in the manner you direct. You may vote for all, some, or none of our director candidates. You may also vote for or against the other proposals or abstain from voting.

If you sign and return the enclosed proxy card but do not specify how to vote, we will vote your shares in favor of our director candidates and in favor of the two management proposals.

You may receive more than one proxy or voting card depending on how you hold your shares. Shares registered in your name are covered by one card. The Company's employees receive a separate card for any shares held in the Company's 1995 Stock Incentive Plan. If you hold shares through someone else, such as a stockbroker, you may get material from them asking how you want to vote.

Revoking a proxy
----------------

You may revoke a proxy before it is voted by submitting a new proxy with a later date; by voting in person at the meeting; or by notifying the Company's Secretary in writing at the address listed under "Questions?" on page 15.

Confidential Voting
-------------------

Independent   inspectors   count  the  votes.   Your  individual  vote  is  kept
confidential from us unless special circumstances exist. For example, a copy of your proxy will be sent to us if you write comments on the card.

Quorum
------

In order to carry on the business of the meeting, we must have a quorum. This means at least a majority of the outstanding shares eligible to vote must be represented at the meeting, either by proxy or in person. Shares owned by Total Research are not voted and do not count for this purpose.

Votes needed
------------

The director candidates receiving the most votes will be elected to fill the seats on the Board. Approval of the other proposals requires a favorable vote of a majority of the votes cast. Only votes for or against a proposal count. Abstentions and broker non-votes count for quorum purposes but not for voting purposes. Broker non-votes occur when a broker returns a proxy but does not have the authority to vote on a particular proposal.

Attending in person
-------------------

Only shareholders, their proxy holders, and the Company's guests may attend the meeting.

If you hold your shares through someone else, such as a stockbroker, bring proof of your ownership to the meeting. Acceptable proof could include an account statement showing that you owned Total Research shares on November 6, 1998.

Cost of proxy
-------------

The Company will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others who forward solicitation material to beneficial owners of common stock.

                                 PROPOSAL NO. 1:
                              ELECTION OF DIRECTORS
                              ---------------------
                           (ITEM 1 ON THE PROXY CARD)

The Board has nominated the director candidates named below.

The Board of Directors oversees the management of the Company on your behalf. The Board reviews the Company's long-term strategic plans and exercises direct decision-making authority in essential areas, such as the granting of options. Just as important, the Board chooses the Chief Executive Officer, sets the scope of his authority to manage the Company's day-to-day business, and evaluates his performance.

A majority of Total Research directors--5 out of 8 nominees--are not employees.

All Total Research directors are elected for one-year terms.

Personal information on each of our nominees is given below. All of our nominees currently serve as members of the Board; three directors, Messrs. Brodsky, Shecter, and Lindemann, joined the Board in July 1998. The remaining Board members were elected by shareholders at the last shareholders meeting.

The Board met eight times last year. All members of the Board attended 100% of the Board and committee meetings occurring while they were members of the Board.

If a director nominee becomes unavailable before the election, your proxy card authorizes us to vote for a replacement nominee if the Board names one.

The Board recommends you to vote FOR each of the following candidates:

David Brodsky....................     Mr. Brodsky has been Chairman of the Board
Age 61                                of Directors  of  the Company  since  July
Director since July 1998              1998.  He  has  been  a  private  investor
                                      during the past five years.

Howard Shecter...................     Since 1973, Mr. Shecter has been a partner
Age 55                                in  the  law  firm  of  Morgan,   Lewis, &
Director since July 1998              Bockius,  LLP. Mr.  Shecter   served  as a
                                      managing   partner  of  Morgan,  Lewis,  &
                                      Bockius LLP from 1979 to 1983 and was the Chairman of the Executive Committee of that firm in 1985. Mr. Shecter is also a director of Safeskin Corporation.

Albert Angrisani.................     Mr. Angrisani has been President and Chief
Age 49                                Executive Officer  since  July 1998.  From
Director since 1994                   April 1998 to July 1998, Mr. Angrisani was
                                      aconsultant to  the Company and acted in a
                                      capacity  similar   to  that  of  a  chief
                                      executive  officer.  From  January 1993 to
                                      April   1998,  Mr.   Angrisani   was   the
                                      President    of    the   Princeton-Potomac
                                      Management   Company,   a  consulting  and
                                      financial services firm.

George Lindemann.................     Mr.  Lindemann  has  been  Chairman of the
Age 62                                Board  of  Directors  and  Chief Executive
Director since July 1998              Officer  of  Southern  Union Company since
                                      February 1990. He has been President and a
                                      director  of  Cellular Dynamics, Inc., the
                                      managing   general  partner  of  Activated
                                      Communications   Limited   Partnership,  a
                                      private   investment business, since 1982.

Lorin Zissman....................     Mr.  Zissman,  founder   of  the  Company,
Age 68                                become Chairman Emeritus   of the Board of
Director since 1975                   Directors  in  April  1998.   Mr.  Zissman
                                      served   as  Chairman  of   the  Board  of
                                      Directors and Chief Executive Officer of the Company from its founding in 1975 to April 1998.

Anthony Galli....................     Mr.  Galli  has  been a principal of Galli
Age 71                                Associates,  a public relations consulting
Director since 1990                   firm, since  January  1997.  Prior to that
                                      time, he  was  Vice  President and General
                                      Manager of the New Jersey/Delaware office of Hill & Knowlton , a public relations firm.

J. Edward Shrawder...............     Mr. Shrawder  has been the Chief Financial
Age 57                                Officer  of   Kent  Research, a  marketing
Director since 1993                   research  firm  located in Illinois, since
                                      1993.


Roger Thomas.....................     Mr.  Thomas  has been the President of the
                                      Strategic  Marketing  Services division of
                                      the Company since July 1996.  From 1993 to
                                      November  1994,  Mr.  Thomas was  Managing
                                      Director of British Marketing  Services, a
                                      United  Kingdom market research firm. From
                                      November   1994  to  July  1996,   he  was
                                      Managing  Director  of  Total  Research  -
                                      Europe, the Company's European Division.


                                BOARD COMMITTEES

The Board appoints committees to help carry out its duties. In particular, committees work on key issues in greater detail than would be possible at Board meetings. Each committee reviews the results of its meetings with the full Board.

The Audit Committee is responsible for accounting and internal control matters. Subject to shareholder approval, the Audit Committee chooses the independent public accountants to audit the Company's financial statements. The Audit Committee consults the Company's independent accountants and reviews their audit and other work. The Audit Committee also consults with the Company's Chief Financial Officer and Controller and reviews internal controls and compliance with the Company's accounting policies. The Committee met twice during the fiscal year ended June 30, 1998. The Audit Committee consists of Mr. Lindemann (Chairman) and Mr. Brodsky.

The Compensation Committee establishes salaries, bonuses, and other forms of compensation for executives of the Company and such other employees of the Company as assigned thereto by the Board. The Compensation Committee is also responsible for administering the Company's 1995 Stock Incentive Plan. The Compensation Committee met four times during the fiscal year ended June 30, 1998. The Compensation Committee consists of Messrs. Brodsky (Chairman), Shecter and Angrisani.

The Executive Committee has broad power to act on behalf of the Board. This committee was established in July 1998. The Executive Committee consists of Messrs. Brodsky (Chairman), Angrisani, Shecter and L. Zissman.

                              DIRECTOR COMPENSATION

     Directors who are employees of the Company receive no cash compensation for serving on the Board of Directors. Non-employee directors are reimbursed for their out-of-pocket expenses in attending Board meetings. Each director receives 50,000 stock options upon joining the Board of Directors and 10,000 stock options at the end of each year of service on the Board of Directors. See also "Certain Relationships and Related Transactions - Agreements with Directors."

                 DIRECTOR AND EXECUTIVE OFFICER STOCK OWNERSHIP

     The following table sets forth information, as of October 27, 1998, concerning the Common Stock of the Company beneficially owned by (1) each director and executive officer of the Company and (2) all directors and executive officers as a group.

Name and Address of Beneficial Owner                Shares Beneficially Owned                  Percent of
                                                                                           Outstanding Shares
Albert Angrisani(1)                                         43,333                                  *
c/o Total Research Corporation
5 Independence Way
Princeton, New Jersey 08543

Lorin Zissman                                              2,077,617                              18.2%
c/o Total Research Corporation
5 Independence Way
Princeton, New Jersey 08543

Eric Zissman                                                126,937                               1.1%
c/o Total Research Corporation
5 Independence Way
Princeton, New Jersey 08543

Richard G. Morrow, Jr.(2)                                   12,600                                 *
c/o Total Research Corporation
5 Independence Way
Princeton, New Jersey 08543

Roger Thomas(3)                                             200,000                               1.8%
c/o Total Research Corporation
5 Independence Way
Princeton, New Jersey 08543

Theresa Flanagan                                            29,000                                 *
c/o Total Research Corporation
5 Independence Way
Princeton, New Jersey 08543

Patti Hoffman                                               42,000                                 *
c/o Total Research Corporation
5 Independence Way
Princeton, New Jersey 08543

Mark Nissenfeld, Ph.D.                                      29,842                                 *
c/o Total Research Corporation
5 Independence Way
Princeton, New Jersey 08543

         Name and Address of Beneficial Owner     Shares Beneficially Owned                    Percent of
                                                                                           Outstanding Shares
David Brodsky(4)                                            578,961                               5.0%
c/o Total Research Corporation
5 Independence Way
Princeton, New Jersey 08543

Anthony Galli(5)                                            44,333                                 *
c/o Galli Associates
P.O. Box 7175
Princeton, New Jersey 08543

George L. Lindemann(6)                                      283,050                               2.5%
c/o Southern Union Company
767 Fifth Avenue, 50th Floor
New York, New York 10153

Howard Shecter(7)                                           303,050                               2.6%
c/o Morgan, Lewis & Bockius LLP
101 Park Avenue
New York, New York 10178

J. Edward Shrawder(8)                                       112,111                                *
c/o Kent Research
1716 Livingston Street
Evanston, Illinois 60201

All directors and executive officers as a group (13       3,867,834                              32.6%
persons) (9)
                                                         --------------------
*   Less that 1%

(1)      Includes 28,333 shares subject to options exercisable within 60 days.
(2)      Includes 12,500 shares subject to options exercisable within 60 days.
(3)      Includes 50,000 shares subject to options exercisable within 60 days.
(4)      Includes 120,000 shares subject to options exercisable within 60 days.
(5)      Includes 24,333 shares subject to options exercisable within 60 days.
(6)      Includes 90,000 shares subject to options exercisable within 60 days.
(7)      Includes 90,000 shares subject to options exercisable within 60 days.
(8)      Includes 43,333 shares subject to options exercisable within 60 days.
(9)      Includes an aggregate of 443,166 shares subject to options exercisable within 60 days.

                    INFORMATION CONCERNING Executive Officers

         The following table provides certain information as of October 27, 1998, about each of the Company's executive officers.


          NAME                             POSITION(S) WITH COMPANY
          ----                             ------------------------

    Albert Angrisani        President, Chief Executive Officer and Director

      Eric Zissman               Chief Financial Officer and Treasurer

   Richard G. Morrow, Jr.        Vice President, Controller and Secretary

      Roger Thomas         President - Strategic Marketing Services Division
                                             and Director

     Terri Flanagan              President - Customer Loyalty Division

          NAME                             POSITION(S) WITH COMPANY
          ----                             ------------------------

      Patti Hoffman              President - U.S. Regional Offices Division

   Mark Nissenfeld, Ph.D.         President - Global Health Care Division


         The business experience, principal occupation, employment and certain other information concerning each of the Company's executive officers is set forth below. Personal information about Mr. Angrisani and Mr. Thomas is given above.

         Eric Zissman, the son of Lorin Zissman, has been Chief Financial Officer and Treasurer of the Company since October 1996. Mr. Zissman joined the Company in 1988 and served as Vice President - Accounting from June 1993 to October 1996.

         Richard G. Morrow, Jr., has been Vice President and Controller of the Company since July 1996. He became Secretary of the Company in September 1997. From January 1993 to April 1996, Mr. Morrow was a financial analyst at Rhone-Poulenc-Rorer, an international pharmaceutical company.

         Terri Flanagan became President of the Customer Loyalty division of the Company in July 1996. Ms. Flanagan joined the Company in 1983 and served as Senior Vice President from June 1993 to July 1996.

         Patti Hoffman has been President of U .S. Regional Offices division of the Company since June 1996. Ms. Hoffman joined the Company in February 1995 as Vice President-Human Resources. Prior to that time, Ms. Hoffman was an independent human resources consultant.

         Mark Nissenfeld, Ph.D., became President of the Global Health Care division of the Company in July 1996. Dr. Nissenfeld joined the Company in June 1993 as Research Director of the Company and Managing Director of the Global Health Care division.

                      REPORT OF THE COMPENSATION COMMITTEE
                            ON EXECUTIVE COMPENSATION

The Compensation Committee reviews and approves the compensation of executives of the Company and such other employees of the Company as assigned thereto by the Board and makes recommendations to the Board with respect to standards for setting compensation levels. The Compensation Committee adopted the Report on Executive Compensation set forth below.

REPORT ON EXECUTIVE COMPENSATION

The Company's executive compensation for fiscal 1998 consisted of two primary components: base salary and bonus. The level of each executive officer's base salary and bonus is established in such officer's employment agreement. See "Certain Relationships and Related Transactions - Employment Agreements".

The salary and bonus components of the Company's executive compensation are together designed to facilitate fulfillment of the following compensation objectives: (i) retaining competent management; (ii) rewarding management for the attainment of short and long term accomplishments; (iii) aligning the interests of management with those of the Company stockholders; and (iv) relating executive compensation to the achievement of the Company's goals and financial performance.

         Base Salary. the base salary of each of the Executive Officers in fiscal 1998 was paid in accordance with the terms of their respective employment agreements.

         Bonuses. The Compensation Committee believes that the awarding of annual bonuses provides an incentive and reward for short-term financial success and long-term Company growth. The bonus component of the long-term employment agreements of each of the Executive Officers is intended to link comopensation in significant part to the Company's financial performance and the attainment of the Company's goals. The bonus earned by each of the Executive officers was calculated in accordance with a formula set forth such officer's employment agreement which entitles such officer to a bonus based on the Company's financial performance for each fiscal year. See "Certain Relationships and Related Transactions - Employment Agreements".

         Stock Options. The Company uses stock options as a long-term, non-cash incentive and to align the long-term interests of executive officers and stockholders of the Company. Stock options are awarded based upon the market price of the Common Stock on the date of grant and are linked to future performance of our stock because they do not become valuable to the holder unless the price of our stock increases above the price on the date of grant. The number of stock options granted to an executive officer as a form of non-cash compensation is determined by the following factors: (1)number of stock options previously granted to an executive officer; (ii) the executive officer's remaining options exercisable; and (iii) the value of those remaining stock options as compared to the anticipated value that an executive officer will add to the Company in the future.

         Compensation of the Chief Executive Officer. The compensation package of Mr. Angrisani, the Company's President and Chief Executive Officer, primarily consists of base salary and bonus components. The levels of base salary and bonus, as well as the factors considered in determining such levels, are established by Mr. Angrisani's Employment Agreement.

         From April 1998 to July 1998, Mr. Angrisani was a consultant and acted in a capacity similar to that of a Chief Executive Officer. In fiscal 1998, Mr. Angrisani earned a base salary of $175,000 and a bonus of $43,900. In addition, pursuant to his employment agreement, Mr. Angrisani receives certain other customary perquisites and benefits. As of October 27, 1998, Mr. Angrisani beneficially owned 43,333 shares of options to purchase 500,000 shares of Common Stock, subject to certain terms and conditions.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table sets forth compensation earned, whether paid or deferred, by the Company's chief executive officer, its former chief executive officer and its other four most highly compensated executive officers during the fiscal year ended June 30, 1998 (collectively, the "Named Executive Officers"), for services rendered in all capacities to the Company during the fiscal years ended June 30, 1996, 1997 and 1998.

                                                                           Long-Term Compensation
                                                                                   Awards                      All Other
                                         Annual Compensation                Securities Underlying            Compensation
Name and Principal Position      Year      Salary ($)      Bonus ($)             Options (#)                      ($)
---------------------------      ----      ----------      ---------             -----------                      ---

Albert Angrisani                 1998      175,000(2)       43,900                                                 -
President and Chief              1997      120,000(2)       40,000               335,000(4)                        -
Executive Officer (1)            1996       41,925(2)       35,000                 185,000                         -

Lorin Zissman                    1998        260,000        26,000                    -                        67,598(5)
Chairman Emeritus(3)             1997        208,000        40,000                    -                        35,950(5)
                                 1996        208,000           -                      -                        35,966(5)

Eric Zissman                     1998        120,000        32,900                    -                        17,066(6)
Chief Financial Officer and      1997        100,000        40,000               250,000(4)                     4,075(7)
Treasurer                        1996        74,000         25,000                 50,000                       3,014(7)

Patti Hoffman                    1998        120,000        32,800                     -                        4,140(7)
President - U.S. Regional        1997        100,000        40,000               250,000(4)                     4,229(7)
Offices division                 1996        81,600         25,000                 55,000                       1,478(7)

Mark Nissenfeld, Ph.D.           1998        120,000        32,000                    -                         4,140(7)
President - Global               1997        110,000        40,000               250,000(4)                     4,750(7)
Health Care division             1996        90,000         45,000                 50,000                       4,206(7)

Terri Flanagan                   1998        120,000         6,000                    -                         3,695(7)
President - Customer             1997        100,000        40,000               250,000(4)                     4,218(7)
Loyalty division                 1996        100,000           -                      -                         2,990(7)

Roger Thomas                     1998        130,000        30,000                    -                        20,426(8)
President  - Strategic           1997        125,000        40,000               250,000(4)                    13,175(9)
Marketing Services division      1996        120,000         7,875                    -                        13,025(9)
             ----------------------------

(1) Mr. Angrisani formally assumed the responsibilities of President and Chief Executive Officer of the Company on July 1, 1998. Prior to that time, Mr. Angrisani was a consultant to Company and from April 1998 to July 1, 1998, he acted in a similar capacity to a chief executive officer.
(2) Represents fees paid to Mr. Angrisani in his capacity as a consultant to the Company.
(3) Mr. Zissman has been Chairman Emeritus since April 1998. Prior to that time, Mr. Zissman served as Chief Executive Officer and Chairman of the Board of Directors of the Company.
(4) The Company granted 250,000 stock options to each of Mr. Angrisani, Eric Zissman, Ms. Hoffman, Dr. Nissenfeld, Ms. Flanagan and Mr. Thomas upon the execution of their respective employment agreements with the Company during fiscal 1997. Such stock options vest in June 1999, provided that certain corporate performance goals are met.
(5) Represents premiums paid by the Company on a life insurance policy for the benefit of the estate of Mr. Zissman and the Company's match on employee 401(k) contributions. For fiscal 1998, it also represents payment for accrued but unused vacation days.
(6) Represents the Company's match on employee 401(k) contributions and payment for accrued but unused vacation days.
(7)      Represents the Company's match on employee 401(k) contributions.
(8)      Represents housing and automobile allowance paid to Mr. Thomas.
(9)      Represents automobile allowance paid to Mr. Thomas.

STOCK OPTION HOLDINGS TABLE

                                                                Number of                    Value of
                                                               Securities                  Unexercised
                                                               Underlying                  in-the-money
                          Shares                              Unexercised                  Options at
                          -------                     -       ------------                 ----------
                        Acquired on      Value            Options at Year-End          Fiscal Year-End (1)
                        -----------      ------       -   --------------------         -------------------
        Name             Exercise       Realized      (Exercisable/Unexercisable)  (Exercisable/Unexercisable)
                            (#)           ($)                     (#)                          ($)
Angrisani, Albert            -             -                 13,333/506,667              32,083/1,389,792
Flanagan, Theresa         25,000         28,125                 0/250,000                   0/703,125
Hoffman, Patti               -             -                 60,000/250,000              153,438/703,125
Nissenfeld, Mark             -             -                 50,000/250,000              131,250/703,125
Thomas, Roger                -             -                 50,000/250,000              148,435/703,125
Zissman, Eric              8,771         31,250              50,000/250,000              131,250/703,125
Zissman, Lorin            38,517        205,625                    0/0                         0/0
-----------------------

1) Market value of underlying shares of Common Stock, based on the average of the high and low sales price ($3.625), on June 30, 1998, minus the aggregate exercise price.

                                PERFORMANCE GRAPH

The following graph depicts the cumulative total return on the Company's common stock compared to the cumulative total return for the Nasdaq Composite and the Nasdaq National Industrial Index. The graph assumes an investment of $400 on January 31, 1994 in Total Research Common Stock.

                                 [INSERT GRAPH]

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

EMPLOYMENT AGREEMENTS

         The Company has an employment agreement with Albert Angrisani, pursuant to which he serves as President and Chief Executive Officer of the Company for a three year term ending June 30, 2001, at an annual salary of $175,000, subject to adjustment by the Executive Committee of the Board of Directors in fiscal years 2000 and 2001. Mr. Angrisani is also entitled to receive a bonus of up to $125,000 per annum based upon the Company's financial performance. If Mr. Angrisani's employment is terminated by Company for any reason other than Cause (as defined therein) or disability or following a Change in Control (as defined therein), or Mr. Angrisani terminates his employment for Good Reason (as defined therein), then the Company is obligated to pay him a lump sum cash severance payment of $1,000,000, in addition to continuing to provide all employee benefits to Mr. Angrisani and his family for the remainder of the Term (as defined therein) and all options held by Mr. Angrisani would vest immediately. Mr. Angrisani has agreed not to engage in a Competing Business (as defined therein) during the Term and for a period of one year thereafter, subject to certain exceptions. Mr. Angrisani's employment agreement provides for three non-collateralized annual loans of $100,000 each from the Company. The entire principal and interest on such loans will be due on June 30, 2001; provided, that the entire amount may forgiven under certain circumstances described in Mr. Angrisani's employment agreement.

         The Company has entered into an employment agreement with each of Eric Zissman, Terri Flanagan, Patti Hoffman, Mark Nissenfeld and Roger Thomas, pursuant to which each serves as an executive officer of the Company for a two and one-half year term ending June 30, 1999. Each agreement, as amended by the Compensation Committee of the Board of Directors in November 1997, provides that the applicable executive officer's annual base salary is $130,000 for the period from July 1, 1998 through June 30, 1999 and that such executive officer will be entitled to receive an annual bonus based upon the Company's financial performance. Each of such executive officers is entitled to participate in all benefit plans offered by the Company. Each such executive officer has agreed not to solicit any of the Company's clients or employees for a period of two years following the termination of his or her respective employment agreement. Each such executive officer was granted 250,000 stock options under the respective employment agreements. Such stock options vest on June 30, 1999; provided, that if any of such executive officer's employment is terminated for performance or cause, such executive officer's options shall not vest at all and if any of such executive officer's employment is terminated for any reason other than performance or cause, such executive officer's options shall vest immediately.

AGREEMENTS WITH DIRECTORS

         The Company has arrangements with David Brodsky and Howard Shecter whereby Mr. Brodsky will receive $75,000 during fiscal 1999 and Mr. Shecter will receive $50,000 during fiscal 1999 in consideration for their services relating to acquisitions by the Company.

                                 PROPOSAL NO. 2:
                                 ---------------

                           APPROVAL OF AMENDMENTS TO
                           1995 STOCK INCENTIVE PLAN
                           (ITEM 2 ON THE PROXY CARD)

                        AMENDED 1995 STOCK INCENTIVE PLAN

         At the Meeting, the shareholders will be asked to approve the Company's 1995 Stock Incentive Plan as amended and restated effective September 23, 1998 (the "1995 Plan"). In September 1998, the Company's Board of Directors voted to increase the aggregate maximum number of shares of common stock of the Company ("Common Stock") that may be issued under the 1995 Plan from 1,750,000 to 2,500,000. On September 23, 1998, the Board of Directors amended and restated the 1995 Plan in order to (i) reflect the increase in the aggregate maximum number of shares that may be issued under the 1995 Plan from 1,750,000 to 2,500,000; (ii) specify the aggregate maximum number of shares that may be issued under options granted to any individual participant under the 1995 Plan; and (iii) comply with the 1996 changes to Section 16 of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") and the rules and regulations promulgated thereunder. Approval of the 1995 Plan as amended and restated requires the affirmative vote of the holders of a majority of the shares present, in person or by proxy, at the Meeting and entitled to vote.

         The Board of Directors believes that the 1995 Plan as amended is necessary for the Company to attract and retain the services of selected employees and officers (collectively, "Key Employees") and directors and consultants (together with Key Employees, "Eligible Individuals") and to motivate them to exercise their best efforts on behalf of the Company and any subsidiary or parent of the Company (a "Related Corporation"). The 1995 Plan provides for the issuance of restricted stock and the granting of incentive stock options ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), non-qualified stock options ("NQSOs"), stock bonuses, and stock appreciation rights ("SARs") to Eligible Individuals of the Company and any Related Corporation.

         The Company has two additional plans which provide for the granting of options: (i) a plan established in 1986 for the granting of ISOs and NQSOs to Key Employees, non-employee directors, and consultants of the Company (the "1986 Plan"); and (ii) a plan established effective August 1996 for the issuance of restricted stock and the granting of ISOs, NQSOs, stock bonuses, and SARs to Key Employees, non-employee directors, and consultants of Total Research, Ltd. (the "Ltd. Plan"). The 1995 Plan supplements the 1986 and the Ltd. Plans for the following reasons: (i) the 1986 Plan, by its terms, does not permit options to be granted after June 30, 1996; and (ii) awards under the Ltd. Plan may only be made to certain foreign employees of the Company.

SUMMARY OF THE 1995 PLAN

         The text of the 1995 Plan as amended and restated is attached as an Appendix to this Proxy Statement and is marked to indicate changes from the 1995 Plan as it existed prior to its amendment and restatement. The following description of the 1995 Plan is intended merely as a summary of its principal features and is qualified in its entirety by reference to the provisions of the 1995 Plan itself:

                  1. Stock Available Under Plan. The 1995 Plan authorizes up to an aggregate of 2,000,000 shares of the Company's Common Stock for the granting of ISOs, NQSOs, restricted stock, and stock bonus awards. No more than 250,000 shares of Common Stock are available for options granted to any one Eligible Individual under the 1995 Plan. (An Eligible Individual who receives an option grant is hereinafter referred to as an "Optionee.") Authorized but unissued shares or reacquired shares may be issued under the 1995 Plan, and the Company may purchase shares required for this purpose, from time to time, if it deems such purchase to be advisable.

         The closing price of a share of Common Stock on the Nasdaq SmallCap Market on September 30, 1998, was $2.6875.

                  2. Administration. The 1995 Plan is administered by the Compensation Committee (the "Committee"), whose members are designated by the Company's Board of Directors. The Committee must consist of at least two directors who are "non-employee" directors within the meaning of Rule 16b-3 under the Exchange Act. In addition, each member of the Committee must also be an "outside director" within the meaning of Treasury Regulation ss.1.162-27(e)(3) or any successor provision. If the Committee does not consist solely of two or more non-employee directors (within the meaning of Rule 16b-3), each option must be approved by the full Board. The Committee currently consists of Messieurs. David Brodsky, Al Angrisani, and Howard Shecter. The Committee has the authority to (i) select the Eligible Individuals to be granted awards under the 1995 Plan; (ii) grant options, SARs, stock bonuses, and issue restricted stock on behalf of the Company; and (iii) set the date of grant and other terms of awards made under the 1995 Plan, including the times and the price at which options will be granted. The Committee has no discretion with respect to NQSOs granted to non-employee directors under the formula discussed below.

                  3. Eligibility. Only employees of the Company and/or a Related
Corporation  are  eligible  to receive  ISOs  under the 1995 Plan.  NQSOs may be granted to all Eligible Individuals. As of June 30, 1998, there were approximately 200 employees eligible to receive ISOs and approximately 250 individuals eligible to receive NQSOs. Non-employee directors of the Company are eligible to receive NQSOs under the 1995 Plan in accordance with a formula discussed below. As of June 30, 1998, there were approximately 5 non-employee directors eligible for participation in the 1995 Plan. Consultants to the Company are also eligible to receive awards under the 1995 Plan. As of June 30, 1998, consultants were eligible to participate in the 1995 Plan.

                  4. Options Granted to Employees and Consultants. The exercise price of options granted to employees and consultants under the 1995 Plan is determined by the Committee, and must be at least equal to the fair market value of the shares of Common Stock on the date of grant (110% of fair market value for an ISO granted to a more than 10% shareholder).

         Options granted to employees and consultants under the 1995 Plan may not extend for more than ten years from the date of grant (five years from the date of grant in the case of an ISO), and become exercisable in such installments and on such dates as the Committee may specify, but not earlier than six months from the date of grant, except in limited circumstances. Options generally terminate no more than three months after the termination of the Optionee's termination of employment or consultancy, unless such termination is as a result of death or disability, in which case options remain exercisable for up to 12 months thereafter. The Committee also has discretion under the 1995 Plan to accelerate the exercisability of all or part of the unvested portion of an Optionee's options.

         The exercise price of an option is payable in cash. The Committee, in its discretion, may also permit an employee or consultant to pay the exercise price by surrendering shares of Common Stock or through a so-called broker-financed transaction. The 1995 Plan also permits the withholding of shares issuable upon the exercise of options or the delivery of previously acquired shares of Common Stock to satisfy withholding taxes.

         Options may be evidenced by a written option document containing provisions consistent with the 1995 Plan and such other provisions as the Committee deems appropriate.

         Each ISO and, unless otherwise determined by the Committee, each NQSO granted under the Plan is not transferable other than by will or pursuant to the laws of descent and distribution.

                  5. Options Granted to Non-Employee Directors. The 1995 Plan provides for the grant of NQSOs to non-employee directors. Non-employee directors may receive two types of NQSO grants under the 1995 Plan. A non-employee director will receive an initial grant of an NQSO to purchase 10,000 shares of Common Stock on the date he or she first becomes a non-employee director. In addition, on the day of the Company's regular annual meeting of its shareholders, each non-employee director will receive an additional annual grant of an NQSO to purchase 10,000 shares of the Company's Common Stock.

         An initial grant of an NQSO to a non-employee director shall be exercisable in increments of 33 1/3% of such NQSO on each of the first through the third anniversaries of the date of grant. An annual grant of an NQSO to a non-employee director shall be immediately exercisable for 33 1/3% of the total number of shares covered by the option, and shall become exercisable as to an additional 2.778% of the option shares on the first day of each of the next following 24 months. The exercise price of NQSOs granted to non-employee directors is the fair market value of the shares of Common Stock on the date of grant. The exercise price may be paid in cash or by surrendering shares of Common Stock previously acquired by the non-employee director. NQSOs granted to non-employee directors expire on the earlier of (i) five years from the date of grant, or (ii) 30 days after the last day the Optionee served as a director (12 months in the event of death).

         NQSOs granted to non-employee directors are not transferable or assignable, other than by will or pursuant to the laws of descent and distribution.

                  6. Stock Bonus Awards. The 1995 Plan provides for the award of shares of Common Stock as stock bonuses. Shares awarded as a bonus shall be subject to any terms, conditions, and restrictions determined by the Committee, such as restrictions regarding the transferability and the forfeiture of the shares awarded. The Committee may require the recipient of a stock bonus award to sign an agreement as a condition of the award. The agreement may contain any terms, conditions, restrictions, representations, and warranties required by the Committee.

                  7. Restricted Stock. The 1995 Plan also provides for the issuance of shares of Common Stock subject to restrictions. The Committee may issue shares of restricted stock for consideration that may be less than the fair market value of the shares at the time of issuance. Shares of restricted stock issued under the 1995 Plan shall be subject to any terms, conditions, and restrictions required by the Committee, and shall be issued pursuant to a purchase agreement executed by the Company and the prospective recipient of the shares prior to the delivery of certificates representing such shares.

                  8. Stock Appreciation Rights ("SARs"). The Committee may also issue SARs under the 1995 Plan. Each SAR shall entitle the holder, upon exercise, to receive an amount equal to the excess of the fair market value on the date of exercise of one share of the Company's Common Stock over its fair market value on the date of grant (or, in the case of a SAR granted in connection with an option, the excess of the fair market value of one share of Common Stock over the option price per share under the option to which the SAR relates), multiplied by the number of shares covered by the SAR (or the option) that is surrendered.

         A SAR shall be exercisable only at the time or times established by the Committee. The Committee may withdraw any SAR granted under the 1995 Plan at any time and may impose conditions upon the exercise of a SAR or adopt rules and regulations affecting the rights of holders of SARs.

                  9. Effective Date; Duration. The 1995 Plan, as amended and restated, became effective on June 18, 1998. If the requisite shareholder approval is not obtained by June 17, 1999, the 1995 Plan as amended and restated and all options granted under the 1995 Plan as amended and restated will be null and void. The 1995 Plan automatically terminates on April 15, 2006, and no further awards may be made under the 1995 Plan thereafter. The 1995 Plan may be amended, suspended or terminated at any time by the Board, provided that, without shareholder approval, no such amendment may (i) change the class of persons eligible to receive ISOs, (ii) increase the maximum number of shares of Common Stock authorized for issuance of ISOs, or (iii) extend the duration of the 1995 Plan with respect to any ISOs granted thereunder. Requisite shareholder approval is also required for any amendment that would require shareholder approval under Section 162(m) of the Code, or under the rules of the market on which the Company's Common Stock is listed.

                  10. Registration Statement on Form S-8. If the proposal to approve the 1995 Plan as amended and restated is approved, the Company intends to file with the Securities and Exchange Commission an amendment to the Company's Registration Statement on Form S-8 relating to the 1995 Plan as amended and restated to register the additional shares of Common Stock that may be issued pursuant to the 1995 Plan.

FEDERAL INCOME TAX TREATMENT OF OPTIONS AND SARS

         Based on the advice of counsel, the Company believes that, under present federal tax laws and regulations, the principal federal income tax consequences to the Company and to the Eligible Individuals receiving ISOs, NQSOs and SARs pursuant to the 1995 Plan will be as follows.

         Upon the grant or exercise of an ISO, no income will be realized by the Optionee for federal income tax purposes (although the excess of the fair market value of the shares over the exercise price will generally be included in the Optionee's alternative minimum taxable income), and the Company will not be entitled to any deduction. If the shares received on the exercise of an ISO are not disposed of within one year following the date of the transfer of such shares to the Optionee, or within two years following the date of grant of the option, any profit realized by the Optionee upon the disposition of such shares will generally be taxed as long-term capital gain. In such event, no deduction will be allowed to the Company.

         Upon the grant of an NQSO, no income will be realized by the Optionee for federal income tax purposes. Upon the exercise of an NQSO, the amount by which the fair market value of the shares at the time of exercise exceeds the exercise price will be taxed as ordinary income to the Optionee, and the Company will be entitled to a corresponding deduction.

         Upon the grant of a SAR, no income will be realized by the recipient for federal income tax purposes, and the Company will not be entitled to a deduction. Upon the exercise of a SAR granted in connection with an option, the Optionee recognizes ordinary income as of the date of exercise in an amount equal to the excess of the fair market value of the Common Stock on the date of exercise over the exercise price of the option to which such SAR relates. Upon the exercise of a SAR not granted in connection with an option, the Optionee recognizes ordinary income as of the date of exercise in an amount equal to the excess of the fair market value of one share of Common Stock on the date of exercise over its fair market value on the date of grant, multiplied by the number of shares covered by the SAR that are exercised.

         Section 162(m) of the Code limits the extent to which the remuneration paid to the Chief Executive Officer and the four highest compensated executives (other than the Chief Executive Officer) (collectively, the "Covered Employees") is deductible by a corporation when the annual remuneration for any of these officers exceeds $1,000,000 in a calendar year. Remuneration for purposes of
Section 162(m) includes cash compensation and noncash benefits paid for services (including, with respect to NQSOs, the difference between the exercise price and the market value of the stock at the time of exercise), subject to certain exclusions. A limitation on the maximum number of shares of Company Common Stock with respect to which options may be granted to an Eligible Individual who is an employee of the Company or a Related Corporation has been added to the 1995 Plan so that (i) the spread upon exercise of NQSOs would not be treated as remuneration for purposes of Section 162(m), and (ii) if any remuneration paid to any of the Covered Employees exceeds $1,000,000 in the future, any compensation recognized upon the exercise of NQSOs granted under the 1995 Plan would be deductible by the Company. This limitation on the maximum number of shares of Common Stock with respect to which options may be granted to an employee is 250,000 shares of Common Stock. However, the exemption from the deduction limit of Section 162(m) of the Code will be available only with respect to options granted while the Plan (i) is administered by a Committee consisting of at least two directors, all of whom are "outside directors" within the meaning of Treasury Regulation ss.1.162-27(e)(3) or any successor thereto, and (ii) satisfies the stockholder approval requirements of Treasury Regulation ss.1.162-27(e) or any successor thereto.

                  Various additional tax consequences apply to the granting and exercise of SARS and options and to the disposition of shares acquired thereunder, but such consequences are beyond the scope of this summary. The foregoing does not purport to be a complete summary of the effect of federal income taxation upon holders of options or SARs or upon the Company. It also does not reflect provision of the income tax laws of any municipality, state, or foreign country in which an Optionee may reside.

VOTE REQUIRED FOR APPROVAL

         Approval of the 1995 Plan as amended and restated requires the approval of the holders of a majority of the shares of the Company's Common Stock present, in person or by proxy, at the Meeting and entitled to vote.

The Board recommends you to vote FOR this proposal.

                                 PROPOSAL NO. 3:
                                 ---------------
               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
                           (ITEM 3 ON THE PROXY CARD)

The Board of Directors has appointed Ernst & Young LLP as independent auditors to audit the financial statements of the Company for the fiscal year ending June 30, 1999, subject to ratification by the Company's Stockholders at the Annual Meeting. If the Stockholders reject the appointment, the Board will reconsider its selection. If the Stockholders ratify the appointment, the Board, in its sole discretion, may still direct the appointment of new independent auditors at any time during the year if the Board believes that such a change would be in the best interests of the Company.

The Board recommends that you vote FOR this proposal.


                 FISCAL YEAR 1998 ANNUAL REPORT AND FORM 10-KSB

A copy of the Fiscal Year 1998 Annual Report accompanies this Proxy Statement. The Company's Annual Report on Form 10-KSB for the year ended June 30, 1998, as filed with the Securities and Exchange Commission, contains detailed information concerning the Company and its operations. The Company will provide to any stockholder a copy of the Form 10-KSB, without charge, upon written request to Total Research Corporation, 5 Independence Way, Princeton, New Jersey, 08543,
ATTN: Investor Relations.

                             ADDITIONAL INFORMATION

OTHER BUSINESS

We do not expect any business to come up for stockholder vote at the meeting other than the items raised in this booklet. If other business is properly raised, your proxy card authorizes the people named as proxies to vote as they think best.

PEOPLE WITH DISABILITIES

We can provide reasonable assistance to help you participate in the meeting if you tell us about your disability and your plan to attend. Please call or write the Secretary at least two weeks before the meeting at the number or address under "Questions?" below.

OUTSTANDING SHARES

On November 11, 1998, 11,402,235 shares of Common Stock were outstanding. Each share has one vote.

HOW WE SOLICIT PROXIES

In addition to mailing, Total Research employees may solicit proxies personally, electronically, or by telephone. Total Research pays the costs of soliciting this proxy.

STOCKHOLDER PROPOSALS FOR NEXT YEAR

The deadline for stockholder proposals to be included in our proxy statement for next year's annual meeting is July 16, 1999. As to stockholder proposals intended to be presented without inclusion in our proxy statement for our next annual meeting, the people named next year as proxies will be entitled to vote as they think best on such proposals unless we have received notice of that matter on or before September 30, 1999. However, even if such notice is timely received, the people named next year as proxies may nevertheless be entitled to vote as they think best on such proposals to the extent permitted by the SEC. On request, the Secretary will provide detailed instructions for submitting proposals.

QUESTIONS?

If you have questions or need more information about the annual meeting, write to:

         Corporate Secretary
         Total Research Corporation
         5 Independence Way
         Princeton, New Jersey 08543
         Attn:  Corporate Secretary

         or call us at (609) 520-9100.


                                 OTHER BUSINESS

The Annual Meeting is being held for the purposes set forth in the Notice which accompanies this Proxy Statement. The Board is not presently aware of business to be transacted at the Annual Meeting other than set forth in the Notice.

By Order of the Board of Directors,



/s/ David Brodsky
David Brodsky
Chairman of the Board


Princeton, New Jersey
November 11, 1998